EXHIBIT 99.1

Acura Pharmaceuticals Reports First Quarter 2009 Financial Results

PALATINE, Ill., May 1, 2009 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) (the "Company") today reported a first quarter 2009 net loss of $1.3 million or $0.03 per share compared to net income of $7.5 million, or $0.15 per diluted share for the first quarter of 2008. As of April 29, 2009, we had cash and cash equivalents of approximately $36.5 million with no term indebtedness.

The 2009 and 2008 first quarter results include revenues relating to our License, Development and Commercialization Agreement (the "Agreement") with King Pharmaceuticals Research and Development, Inc. ("King"), a wholly-owned subsidiary of King Pharmaceuticals, Inc. In the quarter ended March 31, 2009, we recognized revenues of $1.4 million, of which $1.3 million was the amortized portion of the $30.0 million upfront cash payment received from King and $0.1 million was King's reimbursement of our research and development expenses for Acurox(r) Tablets. In the quarter ended March 31, 2008, we recognized total revenues of $17.1 million, of which $13.7 million was the amortized portion of King's $30.0 million upfront cash payment and $3.4 million was King's reimbursement of our Acurox(r) (oxycodone HCl/niacin) Tablet research and development expenses.

Research and development expenses decreased by $3.0 million in the first quarter 2009 compared to 2008 due primarily to a reduction in Acurox(r) Tablet clinical study expenses. General and administration expenses increased $1.6 million for the first quarter 2009 compared to 2008 primarily due to an increase in non-cash stock option compensation expense.

The Company's condensed consolidated balance sheets and statements of operations appear below. Detailed financial statements are included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission (SEC).

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of innovative Aversion(r) (abuse deterrent) Technology and related product candidates.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

About Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The most significant of such factors include, but are not limited to, our ability, or the ability of other pharmaceutical companies, to whom we may license our technology and/or product candidates, to obtain necessary regulatory approvals and commercialize products utilizing our proprietary technologies, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability to fulfill the U.S. Food and Drug Administration's ("FDA") requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date and the results of other laboratory and clinical studies, to support FDA approval of our product candidates, the adequacy of the development program for our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, the unpredictability of the duration and results of FDA review of filings made with the FDA relating to our product candidates, the risk that the FDA may not agree with our analysis of our clinical studies and may evaluate the results of these studies by different methods or conclude that the results of the studies are not statistically significant, clinically meaningful or that there were human errors in the conduct of the studies, the risk that further studies of our product candidates are not positive or otherwise do not support FDA approval or commercially viable product labeling, and the uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process. Other important factors that may also affect future results include, but are not limited to: our ability to attract and retain highly skilled personnel; our ability to timely submit regulatory filings with the FDA; our ability to secure and protect our patents, trademarks and proprietary rights; litigation or regulatory action that could require us to pay significant damages or change the way we conduct our business; our ability to compete successfully against current and future competitors; our dependence on third-party suppliers of raw materials; our ability to secure U.S. Drug Enforcement Administration quotas and source the active ingredients of our products in development; difficulties or delays in clinical trials for our product candidate or in the commercial manufacture and supply of our products; and other risks and uncertainties detailed in our Form 10-Q for the quarter ended March 31, 2009 and our 2008 Form 10-K,each filed with the SEC You are encouraged to review other important risk factors on our web site at www.acurapharm.com under the link, "Company Risk Factors" and detailed in our filings with the SEC. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments. Our press releases may be reviewed at www.acurapharm.com.

                     ACURA PHARMACEUTICALS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                          (unaudited)  (audited)
                                            Mar 31,      Dec 31,
                                             2009         2008
                                          -----------  ---------
 Current assets                               $40,684    $41,888
 Property, plant and equipment, net             1,069      1,073
                                          -----------  ---------
 Total assets                                 $41,753    $42,961
                                          ===========  =========
 Liabilities                                  $ 1,052    $ 1,265
 Deferred program fee revenue                   3,368      4,632
 Stockholders' equity                          37,333     37,064
                                          -----------  ---------
 Total liabilities and stockholders'
  equity                                      $41,753    $42,961
                                          ===========  =========

                     ACURA PHARMACEUTICALS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)

                                                 (unaudited)
                                               Three Mths Ended
                                                   Mar 31,
                                             -------------------
                                                 2009       2008
                                             ---------  --------
 Revenue

   Program fee revenue                       $  1,263   $ 13,707
   Collaboration revenue                          117      3,377
                                             ---------  --------
     Total revenue                              1,380     17,084

 Operating expenses

    Research and development expenses           1,129      4,082
    Marketing, general and admin expenses       2,448        870
                                             ---------  --------
     Total operating expenses                   3,577      4,952
                                             ---------  --------
     Operating (loss) income                   (2,197)    12,132
 Other income - interest, net                      69        297
                                             ---------  --------
 (Loss) income before income tax               (2,128)    12,429
     Income tax (benefit) expense                (851)     4,980
                                             ---------  --------
 Net (loss) income                           $ (1,277)  $  7,449
                                             =========  ========

 (Loss) earnings per share
   Basic                                     $  (0.03)  $   0.16
                                             =========  ========
   Diluted                                   $  (0.03)  $   0.15
                                             =========  ========

 Weighted average shares used
  in computation

   Basic                                       45,708     45,657
                                             =========  ========

   Diluted                                     45,708     49,439
                                             =========  ========

CONTACT: Acura Pharmaceuticals
         Peter A. Clemens, CFO
         847-705-7709